Series 1996-1 Owner Trust Calculations
Due Period	March 2002
Payment Date	Apr 15, 2002

Optimum Monthly Principal [a+b+c]
(a) Available Investor Principal Collections	6,697,037.34
(b) Series Participation Interest Charge Offs	0.00
(c) Lesser of Excess Interest and Carryover Charge offs	0.00

Accelerated Principal Payment	27,903.68

Series Participation Interest Monthly Interest	350,656.24

Allocation of Optimum Monthly Principal and Series Part. Interest Monthly Interest

Interest and Yield
Pay Class A Interest Distribution- Sec. 3.05(a)(i)(a)	121,779.64

Pay Class B Interest Distribution- Sec. 3.05(a)(i)(b)	105,486.11
Pay Certificates the Certificate Yield- Sec. 3.05(a)(i)(c)	12,236.39

Principal up to Optimum Monthly Principal Balance
Pay Class A to Targeted Principal Balance- Sec. 3.05(a)(ii)(a)	543,136.77

Pay Class B to Targeted Principal Balance subject to Min Adj Bal- Sec. 3.05(a)(ii)(b)	0.00

Pay Certificate Yield if not paid pursuant to Sec. 3.05 (a)(i)(c)	0.00

Principal up to Optimal Monthly Principal
Pay Certificate to Targeted Principal Balance subject to Min Adj Bal- Sec. 3.05(a)(iii)	0.00
Pay OC Remaining Optimal Monthly Prin Amt subject to OC Min Bal- Sec. 3.05(a)(iv)	29,400.77

Principal up to Accelerated Principal Payment Amout
Pay Class A to Targeted Principal Balance subject to Min Adj Bal- Sec. 3.05(a)(v)(a)	0.00

Pay Class B to Targeted Principal Balance subject to Min Adj Bal- Sec. 3.05(a)(v)(b)	0.00
Pay Class A to zero- Sec. 3.05(a)(v)(c)	27,903.68

Pay Class B to zero- Sec. 3.05(a)(v)(d)	0.00

Principal up to Optimal Monthly Principal
Pay Class A to zero- Sec. 3.05(a)(vi)(a)	6,124,499.80

Pay Class B to zero- Sec. 3.05(a)(vi)(b)	0.00
Pay Certificates up to Certificate Minimum Balance or zero- Sec. 3.05(a)(vi)(c)	0.00
Pay HCLC Optimum Monthly Principal provided OC >0- Sec. 3.05(a)(vi)(d)	0.00

Remaining Amounts to Holder of Designated Certificate - Sec. 3.05(a)(vii)	83,250.42

Allocations of Distributions to Overcollateralization Amount

Available Distributions
Pay OC Remaining Optimal Monthly Prin Amt subject to OC Min Bal- Sec. 3.05(a)(iv)	29,400.77
Pay HCLC Optimum Monthly Principal provided OC >0- Sec. 3.05(a)(vi)	0.00

To Designated Certificate Holder up to total Accelerated Principal Payments	27,903.68
To Designated Certificate Holder up to Holdback Amount	1,497.09
To HCLC any remaining amounts	0.00

Principal paid to the Designated Certificate	0.00